UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2009

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2009, Symmetricom, Inc. (the “Company”) announced that it had named David G. Côté as Chief Executive Officer of the Company, effective August 3, 2009. The Board of Directors of the Company will appoint Mr. Côté to the Board of Directors following his commencement of employment. A copy of the press release relating to Mr. Côté’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Côté, age 55, was CEO and President at Packeteer, Inc., a leading provider of Internet application infrastructure systems that enable businesses and service providers to ensure the quality of experience for networked applications and application services, from 2002 to 2008. From 1997 to 2002, Mr. Côté served as General Manager and Senior Vice President at IDT, Inc. Prior thereto, Mr. Côté held various positions at ZeitNet, Inc., SynOptics (Nortel Networks) and Apple Inc. Mr. Côté received a B.S. from the University of California, Davis and an M.B.A. from California State University, Sacramento.

Pursuant to an employment offer letter dated July 17, 2009 (the “Offer Letter”), Mr. Côté will be paid $450,000 per year for his service as Chief Executive Officer of the Company. Mr. Côté will also be eligible for an annual target bonus for the Company’s 2010 fiscal year of up to 100% of base salary, based on the achievement of performance goals to be determined following the date upon which Mr. Côté commences employment with the Company (the “Start Date”). Mr. Côté will also receive, pursuant to the Company’s 2006 Incentive Award Plan, an option to purchase 900,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on the NASDAQ Stock Market on the date of grant. The option will vest 25% on the first anniversary of the Start Date, with the remainder vesting in monthly increments over the following three years, subject in each case to Mr. Côté’s continued service with the Company. Upon termination of employment without Cause (as defined in the Offer Letter) prior to or more than 12 months following a Change of Control (as defined in the Offer Letter), Mr. Côté will be entitled to receive cash severance at the rate of Mr. Côté’s then current base salary and Company payment of COBRA insurance premiums for nine months following the date of termination. Upon termination of employment without Cause or for Good Reason (as defined in the Offer Letter) within 12 months following a Change of Control, Mr. Côté will be entitled to receive: (i) cash severance at the rate of Mr. Côté’s then current annual base salary and Company payment of COBRA insurance premiums for 12 months following the date of termination, (ii) an additional cash severance amount equal to the annual target bonus for the fiscal year in which the termination of employment occurs, payable in installments over the twelve months following the date of termination, and (iii) accelerated vesting of 50% of outstanding unvested equity awards that vest based solely on continued service to the Company, if the termination of employment occurs within one year after the Start Date; provided, however, that if the termination of employment occurs on or after the first anniversary and prior to the second anniversary of the Start Date, the percentage of outstanding unvested equity awards to be accelerated shall be 75%, and if the termination of employment occurs on or after the second anniversary of the Start Date, 100% of such outstanding unvested equity awards shall be accelerated.

A copy of the Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter, dated July 17, 2009

99.1	Press Release, dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009	SYMMETRICOM, INC.

	By:	/s/ Justin Spencer
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated July 17, 2009

99.1	Press Release, dated July 27, 2009